EXHIBIT 10.7

TABLE OF 2005 BASE SALARIES FOR EXECUTIVE OFFICERS OF THE COMPANY

EFFECTIVE MARCH 1, 2005

Name and Position	2005 Base Salary
I. Jon Brumley, Chairman of the Board and Chief Executive Officer	$500,000

Jon S. Brumley, President	$375,000

Roy W. Jageman, Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	$250,000

Tom H. Olle, Senior Vice President — Asset Management	$235,000

Robert S. Jacobs, Senior Vice President — Business Development and Planning	$215,000

Donald P. Gann, Jr., Senior Vice President — Operations	$215,000